Securities and Exchange Commission

                                            Washington, D.C.  20549
                                                       Form 8-K

                                                             Current Report
                 Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                  Date of Report (Date of earliest event reported)    May 13,
1996



                                           SCRIPTEL HOLDING, INC.
                        (Exact name of registrant as specified in its charter)

           Delaware                                     0-20271
                31-1069865
(State or other jurisdiction                  ( Commission
   ( IRS Employer
  of incorporation)                                  file number)
            Identification No.)


4153 Arlingate Plaza               Columbus, OH             43228
( Address of principal executive offices)


                                                  (614) 276-8402
                                        (Registrant's telephone number,
                                               including area code)


Item 5. Other events:

James W. France, Jr. announced on May 13, 1996 that, effective immediately, he is retiring from the Company as its Chairman, President and Chief Executive Officer. This action is the culmination of a succession plan he started a year ago. Mr. France stated that he believes in the future of the Company. He indicated that this was an appropriate time for him to pursue other personal and business interests. He agreed to assist the Company in its current efforts in a consulting and advising capacity.

The Board of Directors accepted the resignation with regret. The Board noted that Mr. France's efforts over the last eight years have helped to support the completion of the Company's new
WriteTouch product. The Board accepted Mr. France's offer of advice and consulting services, with terms to be negotiated.

The Board has appointed Bernard H. Eckstein, a Director, as acting Chairman/CEO.



Signatures


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


May 13, 1996
Scriptel Holding, Inc.
(Registrant)


By:   /s/ Frederick A. Niebauer
             Frederick A. Niebauer
             Treasurer  (principal financial and accounting officer)